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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                      INTERNATIONAL SMART SOURCING, INC.
              (Exact name of registrant as specified in charter)

              Delaware                                   11-3423157
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                      International Smart Sourcing, Inc.
                             320 Broad Hollow Road
                          Farmingdale, New York 11735
                                (516) 293-0750
              (Address of principal executive offices) (zip code)

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         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A (c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A (d), check the following box. [X]

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         Securities Act Registration Statement file number to which this form relates: 333-48701.

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         Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class to         Name of each exchange on which
            to be so registered            each class is to be registered
            ----------------------         ------------------------------
            Not Applicable                 Not Applicable

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       Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.001 per share

                               (Title of Class)

                   Redeemable Common Stock Purchase Warrants

                               (Title of Class)

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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of the Registrant's Securities to Be Registered.

         This Registration Statement relates to the common stock, par value $.001 per share (the "Common Stock"), and Redeemable Common Stock Purchase Warrants (the "Warrants") of International Smart Sourcing, Inc., a Delaware corporation (the "Registrant"). Reference is made to the information set forth under the caption "Description of Securities" of the Prospectus constituting a part of the Registration Statement on Form SB-2 (the "Registration Statement") filed by the Registrant with the Securities and Exchange Commission on March 26, 1998 (Registration No. 333-48701), as amended, which information is incorporated herein by reference. Reference is also made to the "Description of Securities" included in the Prospectus to be filed by the Registrant, under Registration No. 333-48701, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information is incorporated herein by reference.

Item 2.  Exhibits.

Exhibit No.    Description

    *3.1       Certificate of Incorporation of the Registrant, as amended

   **3.2       By-Laws of the Registrant, as amended

  ***4.1       Form of Common Stock Certificate

  ***4.2       Form of Warrant Certificate

  ***4.3 Form of Warrant Agreement between the Registrant and Continental Stock Transfer and Trust Company

  ***4.4       Form of Underwriter's Warrant Agreement

***10.18 Stockholders' Agreement between the Registrant, Andrew Franzone, David L. Kassel and Harry Goodman and Amendment No. 1 to the Stockholders' Agreement

  *10.19       1998 Stock Option and Grant Plan of the Registrant

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*        Filed as an exhibit to the Registrant's Registration Statement on
         Form SB-2, as filed on March 26, 1998, and incorporated herein by reference.

** Filed as an exhibit to the Registrant's Amendment No. 2 to its Registration Statement on Form SB-2, as filed on July 21, 1998, and incorporated herein by reference.

*** Filed as an exhibit to the Registrant's Amendment No. 1 to its Registration Statement on Form SB-2, as filed on June 11, 1998, and incorporated herein by reference.

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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:      12/29/98     , 1998
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                                       INTERNATIONAL SMART SOURCING, INC.

                                       By: /s/ Andrew Franzone
                                          --------------------------------------
                                          Andrew Franzone
                                          Chief Executive Officer and President

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